INFORMATION

FOR IMMEDIATE RELEASE

FURNITURE BRANDS INTERNATIONAL DECLARES
QUARTERLY DIVIDEND OF $0.16 PER COMMON SHARE

St. Louis, Missouri, May 3, 2007 -- The Furniture Brands International (NYSE:FBN) Board of Directors declared today a quarterly dividend of $0.16 per common share payable May 25, 2007 to shareholders of record at the close of business on May 14, 2007.

Furniture Brands International is one of America’s largest residential furniture companies. The company produces, sources and markets its products under six of the best-known brand names in the industry - Broyhill, Lane, Thomasville, Henredon, Drexel Heritage and Maitland-Smith.